UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2010

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland	20874
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 —     Registrant’s Business and Operations

Item 1.01.                  Entry into a Material Definitive Agreement.

Sale of Electro Optics Business

On April 9, 2010, Optelecom-NKF, Inc. (the “Company”) and Nufern, a wholly owned subsidiary of Rofin-Sinar Technologies, Inc. (“Nufern”), entered an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company sold to Nufern the assets of the Electro Optics coil manufacturing business of the Company (the “E/O assets”).  The purchase price for the sale of the E/O assets was $1.4 million and the sale closed on April 12, 2010.  Pursuant to the terms of the Purchase Agreement, Nufern paid the Company $1.15 million in cash at closing and deposited the remaining $250,000 in escrow.  One-half of the escrow amount will be released to the Company on or before the one-year anniversary of the closing and the remainder of the escrow will be released to the Company on or before the two-year anniversary of the closing subject to the satisfaction of certain conditions set forth in the Purchase Agreement.  The E/O assets include certain technology, equipment and purchase orders relating to the manufacture of fiber optic gyroscope coils, primarily for U.S. based government defense industry customers.

The purchase price for the sale of the E/O assets was determined based on arms-length negotiations between the Company and Nufern.  In connection with the sale, Nufern has entered into a consulting agreement with Edmund Ludwig, Chairman of the Board of the Company, pursuant to which Mr. Ludwig will provide Nufern with certain consulting services to be agreed upon by Nufern and Mr. Ludwig.  This consulting agreement will be for a one-year term and Mr. Ludwig will be compensated at an hourly rate for work performed under the agreement.

This summary of the terms of the Purchase Agreement is qualified in its entirety by the text of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

$750,000 Revolving Line of Credit

On April 6, 2010, the Company and Presidential Financial Corporation (“Presidential”), entered a Loan and Security Agreement (the “Loan Agreement”), pursuant to which Presidential has agreed to provide the Company with a revolving line of credit of $750,000.  Available funding under this line of credit is based on eligible accounts receivable of the Company.  The Loan Agreement is for a term of one year and the obligations thereunder are secured by substantially all of the assets of the U.S. Parent Company.

Section 2 —     Financial Information

Item 2.01.                  Completion of Acquisition or Disposition of Assets.

The Company completed the sale of the E/O assets to Nufern on April 12, 2010.  The information contained in Item 1.01 above relating to the sale of the E/O assets is hereby incorporated by referenced into this Item 2.01.

Item 2.03.                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above relating to the Loan Agreement with Presidential is hereby incorporated by referenced into this Item 2.03.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

2.1                                 Asset Purchase Agreement dated April 9, 2010 by and between Optelecom-NKF, Inc. and Nufern

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

	By:	/s/ David Patterson
David Patterson
President and Chief Executive Officer

Date: April 12, 2010

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OPTELECOM-NKF, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit No.	Item

Exhibit 2.1	Asset Purchase Agreement dated April 9, 2010 by and between Optelecom-NKF, Inc. and Nufern